UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2016

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD.

On August 1, 2016, the Company issued a press release announcing the execution of the Asset Sale and Purchase Agreement with Sojitz Etame Limited, as described in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On July 28, 2016, the Company’s wholly owned subsidiary, VAALCO Gabon (Etame), Inc. (“VAALCO Gabon”), entered into an Asset Sale and Purchase Agreement with Sojitz Etame Limited (“Sojitz”), pursuant to which VAALCO Gabon agreed to acquire all of Sojitz’ approximately 3.2% participating interest in the Etame Marin Block G4-160, located in the offshore waters of the Republic of Gabon. The acquisition would supplement VAALCO Gabon’s existing 30.35% participating interest in the Etame Marin Block G4-160. The acquisition is subject to certain customary consents and approvals.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.

(Registrant)

Date:  August 2, 2016

By:       /s/ Eric J. Christ

Name:  Eric J. Christ

Title:    Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated August 1, 2016